Exhibit 99.1

Amrize Debuts as Independent, Publicly Traded Company

●	100% spin-off from Holcim complete
●	Amrize begins trading on NYSE and SIX under ticker symbol “AMRZ”
●	Amrize to be the partner of choice for North America’s professional builders

NEW YORK and ZURICH, June 23, 2025 – Amrize announces its debut today as an independent, publicly traded company with the completion of its 100% spin-off from Holcim. Amrize shares will begin trading today on the New York Stock Exchange (NYSE) and the SIX Swiss Exchange under the ticker symbol “AMRZ.”

Amrize is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, Amrize delivers for its customers in every U.S. state and Canadian province. Its 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment.

Jan Jenisch, Amrize Chairman and CEO: “This is an exciting day for all our teammates across North America as we begin our journey together as Amrize. As an independent, publicly traded company, Amrize will capitalize on North America’s attractive construction market driven by long term mega-trends from infrastructure modernization and onshoring of manufacturing to data center expansion and the opportunity to bridge the housing gap. With our track record of profitable growth, market-leading operations and broad range of advanced building solutions, we are ideally positioned to be the partner of choice for the professional builders of North America and to unlock value for all stakeholders.

“It has been a privilege to be part of Holcim since 2017 and I thank the entire Holcim team for their outstanding performance and contributions over the years, including the exceptional execution of our spin-off creating two distinct, independent champions. I wish the Holcim team every success as they begin their next chapter.”

The spin-off is completed via the distribution of a dividend-in-kind of one Amrize share for every Holcim share owned as of the close of business on June 20, 2025.

In 2024, Amrize generated $11.7 billion in revenue, a 13% CAGR from 2021; and achieved $3.2 billion in Adjusted EBITDA1, a 16% CAGR since 2021, with an overall 27% Adjusted EBITDA Margin2. The company generated $1.7 billion in Free Cash Flow3 in 2024, a 15% CAGR since 2021, and has consistently delivered Adjusted EBITDA Cash Conversion Ratio4 of more than 50% each year. The company has completed 36 acquisitions since 2018.

Amrize presented its business strategy and mid-term financial targets at its investor day in New York on March 25. Now an independent, publicly traded company, Amrize will continue to deliver superior performance and value creation with above market growth, margin expansion and leading cash generation. It will pursue a growth-focused strategy with capital allocation prioritizing investments in the business, value accretive M&A and superior shareholder returns.

Company leaders will mark the milestone by ringing the NYSE opening bell today at 9:30 am ET. Amrize leaders will then visit sites across the U.S. and Canada to celebrate and thank teammates.

About Amrize
Amrize (NYSE: AMRZ) is building North America, as the partner of choice for professional builders with advanced branded solutions from foundation to rooftop. With over 1,000 sites and a highly efficient distribution network, we deliver for our customers in every U.S. state and Canadian province. Our 19,000 teammates uniquely serve every construction market from infrastructure, commercial and residential to new build, repair and refurbishment. Amrize achieved $11.7 billion in revenue in 2024 and is listed on the New York Stock Exchange and the SIX Swiss Exchange. We are ready to build your ambition.

Learn more at amrize.com

Important disclaimer – forward-looking statements:

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements do not constitute forecasts and include all statements that are not historical statements of fact and those regarding our intent, belief, targets or expectations, including, but not limited to: future commercial or financial performance or the anticipated benefits or effects of the spin-off; Amrize's expected areas of focus and strategy to drive growth and profitability and create long-term shareholder value; the impact of planned acquisitions and divestments and any other statements regarding Amrize's future operations, anticipated business levels, planned activities, anticipated growth, market opportunities, strategies and other expectations. Although Amrize believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions as at the time of publishing this media release, investors are cautioned that these statements are not guarantees of future performance. No assurance can be given that any plan, initiative, projection, goal, commitment, expectation or prospect set forth in this media release can or will be achieved, or that Amrize will be able to realize any strategic benefits or opportunities as a result of these actions. Neither can there be any guarantee that shareholders will achieve any particular level of returns, or that Amrize will be commercially successful in the future or achieve any particular financial result. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as "anticipate(s)," "expect(s)," "intend(s)," "believe(s)," "plan(s)," "may," "will," "would," "could," "should," "seek(s)," and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained, and Amrize assumes no (and disclaims any) obligation to revise or update such forward-looking statements to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any statements or information contained in this media release.

Important factors that could cause actual results to differ from those in our forward-looking statements include, without limitation: 1) the effect of political, economic and market conditions and geopolitical events, 2) the logistical and other challenges inherent in our operations, 3) the actions and initiatives of current and potential competitors, 4) the level and volatility of, interest rates and other market indices, 5) the outcome of pending litigation, 6) the impact of current, pending and future legislation and regulation, 7) factors related to the failure of Amrize to achieve some or all of the expected strategic benefits or opportunities expected from the separation, 8) that Amrize may incur material costs and expenses as a result of the separation, 9) that Amrize has no history operating as an independent, publicly traded company, 10) that Amrize's historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results, 11) Amrize's obligation to indemnify Holcim pursuant to the agreements entered into connection with the separation and the risk Holcim may not fulfill any obligations to indemnify Amrize under such agreements, 12) that under applicable tax law, Amrize may be liable for certain tax liabilities of Holcim following the separation if Holcim were to fail to pay such taxes, 13) the fact that Amrize may receive worse commercial terms from third-parties for services it presently receives from Holcim, 14) that after the separation, certain of Amrize's executive officers and directors may have actual or potential conflicts of interest because of their previous positions at Holcim, 15) potential difficulties in maintaining relationships with key personnel and 16) that Amrize will not be able to rely on the earnings, assets or cash flow of Holcim and Holcim will not provide funds to finance Amrize's working capital or other cash requirements.

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com

Readers should carefully review the final information statement relating to the spin-off, including but not limited to the matters described under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in other sections. The final information statement identifies and addresses other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements. A copy of the final information statement has been filed with the SEC as Exhibit 99.1 to the Current Report on Form 8-K dated June 2, 2025 and is available at www.sec.gov.

This media release does not constitute an offer to sell, or a solicitation of an offer to buy or subscribe for, any securities nor shall it or any part of it nor the fact of its distribution form the basis of, or be relied on, in connection with any contract therefore. This media release does not constitute a prospectus as defined in the Swiss Financial Services Act of 15 June 2018 or a prospectus under the securities laws and regulations of the United States or any other laws. This media release does not constitute a recommendation with respect to the shares of Amrize.

Non-GAAP Financial Measures

This media release contains certain financial measures of historical performance and financial positions that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). We refer to these measures as "non-GAAP" financial measures. Management believes that these non-GAAP financial measures are useful information to help describe the performance of Amrize.

These non-GAAP financial measures should not be considered as alternatives to financial measures prepared in accordance with U.S. GAAP. The reasons Amrize uses these non-GAAP financial measures are included in Amrize's final information statement filed with the SEC and the reconciliations to their most directly comparable GAAP financial measures are included below.

Definitions of Non-GAAP Financial Measures:

EBITDA is defined as Net income (loss), excluding Depreciation, depletion, accretion and amortization, Interest expense, net and Income tax benefit (expense).

1 Adjusted EBITDA is defined as Segment Adjusted EBITDA including unallocated corporate costs. Segment Adjusted EBITDA is defined as Net income (loss), excluding unallocated corporate costs, Depreciation, depletion, accretion and amortization, Loss on impairments, Other non-operating income (expense), net, Interest expense, net, Income tax benefit (expense), Income from equity method investments, and certain other items, such as costs related to acquisitions, certain litigation costs, restructuring costs, charges associated with non-core sites and certain warranty charges related to a pre-acquisition manufacturing issue and transaction costs related to the spin-off.

2 Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com

3 Free Cash Flow is defined net cash provided by (used in) operating activities plus proceeds from property and casualty insurance, proceeds from land expropriation and proceeds from disposals of long-lived assets less purchases of property, plant and equipment.

4 Adjusted EBITDA Cash Conversion Ratio is defined as Free Cash Flow divided by Adjusted EBITDA.

Reconciliation of Non-GAAP Financial Measures

The table below reconciles our net income and net income margin, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively.

	For the years ended December 31,
(In millions, except for percentage data)	2024	2023	2022
Net income	$1,273	$955	$1,107
Depreciation, depletion, accretion and amortization	889	851	788
Interest expense, net	512	549	248
Income tax expense	368	361	366
EBITDA	3,042	2,716	2,509
Loss on impairments	2	15	57
Other non-operating (income) expense, net(1)	55	36	(9)
Income from equity method investments	(13)	(13)	(13)
Other(2)	95	90	55
Adjusted EBITDA	3,181	2,844	2,599
Unallocated corporate costs	141	155	112
Total Segment Adjusted EBITDA	$3,322	$2,999	$2,711
Building Materials	2,552	2,314	2,049
Building Envelope	770	685	662
Net income margin	11%	8%	10%
Adjusted EBITDA Margin	27%	24%	24%

(1)	Other non-operating (income) expense, net primarily consists of costs related to pension and other postretirement benefit plans and gains on proceeds from property and casualty insurance.
(2)
Other primarily consists of costs related to acquisitions, certain litigation costs, restructuring costs, charges associated with non-core sites, certain warranty charges related to a pre-acquisition manufacturing issue and transaction costs related to the spin-off.

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com

The table below reconciles our net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Free Cash Flow and Adjusted EBITDA Cash Conversion Ratio.

	For the years ended December 31,
(In millions, except for percentage data)	2024	2023	2022
Net cash provided by operating activities	$2,282	$2,036	$1,988
Capital expenditures, net(1)	(549)	(581)	(436)
Free cash flow	$1,733	$1,455	$1,552
Net income	1,273	955	1,107
Adjusted EBITDA	3,181	2,844	2,599
Adjusted EBITDA cash conversion ratio	0.54	0.51	0.60

(1)   Capital expenditures, net includes purchases of property, plant and equipment, proceeds from property and casualty insurance income, proceeds from land expropriation and proceeds from disposals of long-lived assets.

Media Relations: media@amrize.com	Investor Relations: investors@amrize.com